As filed with the Securities and Exchange Commission on September 18, 2008
Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

eSIMPLE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	8299	74-3261575

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

eSimple, Inc.
17 Hamizpe St. Shoham 60850, Israel
Tel: 212-796-5809

(Address and telephone number of principal executive offices)

eSimple, Inc.
17 Hamizpe St. Shoham 60850, Israel
Tel: 212-796-5809

(Address of Principal Place of Business or Intended Principal Place of Business)

EastBiz.com, Inc.
5348 Vegas Drive
Las Vegas, NV 89108
Tel: 702-871-8678

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

David Lubin, Esq.
David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
Tel: (516) 887-8200
Fax: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value	13,333,329	$0.02(3)	$266,667	$10.48

Common Stock, $0.0001 par value	7,200,000(1)	$0.02(3)	$144,000	$ 5.66

Total	20,533,329(2)		$410,667	$16.14

(1)	Represents up to a maximum of 7,200,000 shares of common stock, par value $0.0001 per share, to be offered and sold by the founders of the Company.

(2)	Represents common shares currently outstanding to be sold by all selling security holders.

(3)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Except for the three founders, who purchased their shares of common stock from the Company at the purchase price of $.001 per share, all selling security holders purchased their shares of common stock from the Company at the purchase price of $0.001485 per share. The fixed price of $.02 has been determined as the selling price based upon the original purchase price paid by the selling security holders plus an increase based on the fact the shares will be liquid and registered. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2008

PROSPECTUS

ESIMPLE, INC.

20,533,329 SHARES OF COMMON STOCK AT $0.02 PER SHARE

This prospectus relates to the resale of 20,533,329 shares of common stock, par value $0.0001, of eSimple, Inc., which are issued and outstanding and held by persons who are stockholders of eSimple, Inc.

Our common stock is presently not traded on any market or securities exchange. The 20,533,329 shares of our common stock can be sold by selling security holders at a fixed price of $.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Except for the three founders, who purchased their shares of common stock from the Company at the purchase price of $.001 per share, all selling security holders purchased their shares of from the Company common stock at the purchase price of $0.001485 per share. The fixed price of $.02 has been determined as the selling price based upon the original purchase price paid by the selling shareholders plus an increase based on the fact the shares will be liquid and registered. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2008

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

eSimple, Inc. is a development stage company which was incorporated on June 19, 2008 in the state of Nevada. We have not generated any revenues. We are focused on developing a virtual e-learning platform for enterprises, government, education, and businesses worldwide. This platform will enable organizations to effectively manage their e-learning programs and provide the initial point of contact for users to access training courses, knowledge resources, and a range of support tools. This offering will provide us with an infrastructure platform to effectuate our business plan.

Our offices are currently located at 17 Hamizpe St. Shoham 60850, Israel. Our telephone number is 212-796-5809. We do not currently have a functioning website.

The Offering

Securities offered:	20,533,329 shares of common stock, par value $0.0001 per share, to be offered and sold by the selling security holders.

Offering price:

Except for the three founders, who purchased their shares of common stock from the Company at the purchase price of $.001 per share, all selling security holders purchased their shares of common stock from the Company at the purchase price of $0.001485 per share. All shares of common stock offered in this prospectus are being offered at the fixed price of

$0.02 per share, which includes an increase based on the fact that the shares will be liquid and registered. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	133,333,329 shares of common stock.

Shares outstanding after offering:	133,333,329 shares of common stock.

Our sole executive officer and sole director currently holds 76.5% of our shares, and, as a result, will exercise control over our direction.

Market for the common shares:

There is no market for our securities. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information

For The Period June 19, 2008 (Inception) To June 30, 2008 (Audited)

Statement of Operations Data:

Revenues	$—
Net Loss	$(28,354)
Net Loss Per Common Share - Basic and Diluted	$(0.00)
Weighted Average Common Shares Outstanding-Basic and Diluted	110,000,000

Balance Sheet Data

June 30, 2008 (Audited)

Working Capital	$—
Total Assets	$—
Total Liabilities	$18,154
Stockholders’ (Deficit)	$(18,154)

RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISK FACTORS RELATING TO OUR COMPANY

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. eSimple, Inc. was established on June 19, 2008, and we are focused on developing a virtual e-learning platform for enterprises, government, education, and businesses worldwide. This platform will enable organizations to effectively manage their e-learning programs and provide the initial point of contact for users to access training courses, knowledge resources, and a range of support tools. Our operations to date have been focused on organizational, start-up, and fund-raising activities. As a development stage company, the Company is a highly speculative venture involving significant financial risk. It is uncertain as to when the Company will become profitable, if ever.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

We expect losses in the future because we have no revenue to offset losses.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development of our core software and the implementation of our marketing plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our registered independent auditors, indicating the possibility that we may not be able to continue to operate.

We have not yet established an ongoing source of revenues sufficient to cover our operating costs to allow us to continue as a going concern. Furthermore, we anticipate generating losses for the next 12 months..These factors raise substantial doubt that we will be able to continue operations as a going concern, and our registered independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period June 19, 2008 (inception) to June 30, 2008. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Our lack of business diversification could have a negative impact on our financial performance.

We expect that our business will consist of the development and sale of e-learning software systems. We currently have no other lines of business or other sources of revenue. Our lack of business diversification could cause us to be unable to generate revenues by the sale of our product since we do not have any other lines of business or alternative revenue sources.

Since our sole officer works or consults for other companies, his activities could slow down our operations.

Our sole officer and sole director, Ronen Luzon, is not required to work exclusively for us and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment for other companies. Mr. Luzon’s other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that our sole director will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

Our sole officer and sole director, Mr. Luzon has no technical training or experience in the e-learning industry and we will have to hire qualified consultants. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

As our chief executive officer has no training or experience in creating and operating an e-learning business, we will have to hire qualified consultants to perform the various necessary tasks. Additionally, due to their lack of experience, our sole executive officer may make wrong decisions and choices regarding the product development and marketing and sales. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

Our sole executive officer owns a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our sole executive officer presently own 76.5% of our outstanding common stock. As a result, our executive officer may be able to exercise substantial control over all matters submitted to our stockholders for approval including the following matters: election of our board of directors; removal of any of our directors; amendment of our Articles of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. Other stockholders may find the corporate decisions influenced by our executive officers are inconsistent with the interests of other stockholders. In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot manage the affairs of the company in accordance with such stockholders’ wishes.

If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to operate our business, develop a marketing program and address all necessary infrastructure concerns. We anticipate that we will require a minimum of $100,000 to fund our continued operations for the next twelve months. We hope to raise this capital through our public offering after the registration statement relating to this prospectus is declared effective by the Securities and Exchange Commission. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

RISK RELATED TO THE E-LEARNING SOFTWARE INDUSTRY

We may never be able to achieve sales revenues sufficient to become profitable.

There can be no assurance that our products will achieve a level of market acceptance that will be profitable for us.

We believe that the acceptance of our products will depend on our ability to:

•	Produce quality products;

•	Effectively market our products;

•	Provide high quality customer support;

•	Price and sell the products in a manner that is appealing to potential customers;

•	Develop and maintain a favorable reputation among our customers, potential customers, and key businesses that would promote our products; and

•	Have the financial ability to withstand downturns in the general economic environment or conditions that would slow sales of our products.

We face intense competition from other businesses that currently market and sell e-learning platforms.

The market for online education and training solutions is highly fragmented and competitive. We expect the market to become increasingly competitive from new companies entering into the market and established companies entering into the market through acquisitions of smaller companies. We may also face competition from online publishing companies, and other vendors of application software.

Our primary sources of direct competition are:

•	third-party suppliers of information technology, business, management and professional skills education and e-training platforms;

•	technology companies that offer learning courses covering their own technology products; and

•	Suppliers of web-based training and e-learning solutions.

Growing competition may result in price reductions, reduced revenue and gross profits and loss of market share, any one of which would have a material adverse effect on our proposed business.

Many of our competitors and potential competitors have significantly more financial resources, which could allow them to develop products that could render our products inferior.

Many of our current and potential competitors have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition, and we expect to face increasing price pressures from competitors as managers demand more value for their training budgets. Accordingly, we may be unable to provide e-learning solutions that compare favorably with our competitors’ offerings.

We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, and this requires resources. There can be no assurance that we will have sufficient financial resources to maintain our R&D, marketing, sales and customer support efforts on a competitive basis, or that we will be able to make the improvements necessary to maintain a competitive advantage with respect to our products.

Our success depends on our ability to meet the needs of the rapidly changing market.

The market for online education and training software is characterized by rapidly changing technology, evolving industry standards, changes in customer requirements and preferences and frequent introductions of new products and services using new technologies. Our future success will depend upon the extent to which we are able to develop and implement products which address these emerging market requirements on a cost effective and timely basis. Product development is risky because it is difficult to foresee developments in technology coordinate technical personnel and identify and eliminate design flaws. Any significant delay in releasing new products could have a material adverse effect on the ultimate success of our business. We may not be successful in introducing new products on a timely basis. In addition, new products introduced by us may fail to achieve a significant degree of market acceptance or, once accepted, may fail to sustain viability in the market for any significant period. If we are unsuccessful in addressing the changing needs of the marketplace due to resource, technological or other constraints, or in anticipating and responding adequately to changes in customers’ software technology and preferences, our business and results of operations would be materially adversely affected.

The e-learning market is a developing market, and our future business will suffer if e-learning is not widely accepted.

The market for e-learning is a new and emerging market. Corporate training and education have historically been conducted primarily through classroom instruction and have traditionally been performed by a company’s internal personnel. Many companies have invested heavily in their current training solutions. Although technology-based training applications have been available for several years, they currently account for only a small portion of the overall training market.

Accordingly, our future success will depend upon the extent that companies adopt technology-based online solutions for their training activities, and the extent to which companies utilize the services or purchase products of third-party providers. Even if companies implement technology-based training or e-learning solutions, they may still choose to design, develop, deliver or manage all or part of their education and training internally. If technology-based learning does not become widespread, or if companies do not use the products and services of third parties to deliver or manage their online training needs, then our products and service may not achieve commercial success.

New products introduced by us may not be successful.

An important element of our growth strategy will be the development and introduction of new e-learning products that open up new revenue streams for us. We cannot assure you that we will be successful in developing and introducing new products, or that any new products we do introduce will meet with commercial acceptance. The failure to successfully introduce new products will significantly hamper our growth prospects.

Because users of our e-learning solutions will access them over the Internet, factors adversely affecting the use of the Internet or our customers’ networking infrastructures could harm our business.

Our users will access our e-learning platform over the Internet or through our customers’ internal networks. Any factors that adversely affect Internet usage could disrupt the ability of those users to access our e-learning solutions, which would adversely affect customer satisfaction and therefore our business.

The emergence and growth of the market for our products and services depends upon the improvements being made to the entire Internet as well as to our individual customers’ networking infrastructures to alleviate overloading and congestion. If these improvements are not made, and the quality of networks degrades, the ability of our customers to use our future products and services will be hindered and our business may suffer.

Demand for our products and services may be especially susceptible to adverse economic conditions.

Our future business and financial performance may be damaged by adverse financial conditions affecting our target customers or by a general weakening of the economy. Companies may not view online training products and services as critical to the success of their businesses. If these companies experience disappointing operating results, whether as a result of adverse economic conditions, competitive issues or other factors, they may decrease or forego e-learning and training expenditures before limiting their other expenditures or in conjunction with lowering other expenses.

Our business could be adversely affected if our products contain errors.

Software products such as those we plan can contain known and undetected errors or “bugs” that result in product failures. The existence of bugs could result in loss of or delay in revenue, loss of market share, diversion of product development resources, damage to reputation or to efforts to build brand awareness, any of which could have a material adverse effect on our business, operating results and financial condition.

Claims that we infringe upon the intellectual property rights of others could result in costly litigation or royalty payments to third parties, or require us to reengineer or cease sales of our products or services.

Third parties could in the future claim that our future products infringe their intellectual property rights. Any claim, with or without merit, could result in costly litigation or require us to reengineer or cease sales of our products or services, any of which could have a material adverse effect on our business. Infringement claims could also result in an injunction barring the sale of our products or require us to enter into royalty or licensing agreements. Licensing agreements, if required, may not be available on terms acceptable to the combined company or at all.

The Company could incur substantial costs resulting from product liability claims relating to our customers’ use of our products and services.

Many of the business interactions that will be supported by our products and services are critical to our customers’ businesses. Any failure in a customer’s business interaction or other collaborative activity caused or allegedly caused in the future by our products and services could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although we may maintain general liability insurance, including coverage for errors and omissions, there can be no assurance that coverage will be available on reasonable terms or will be available in amounts sufficient to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim.

RISKS RELATING TO OUR COMMON SHARES

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

• that a broker or dealer approve a person’s account for transactions in penny stocks; and

• the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

• obtain financial information and investment experience objectives of the person; and

• make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

• sets forth the basis on which the broker or dealer made the suitability determination; and

• that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 5,000,000 shares of” blank check “ preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule

144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. As of February 2008, the Securities and Exchange Commission adopted changes to Rule 144, which, shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the Company has filed its required reports.. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

THE OFFERING

This prospectus relates to the offering and resale by certain security holders of the Company of up to an aggregate of 20,533,329 shares of the Company’s common stock, par value $0.0001 per share. 13,333,329 shares of such common stock were offered and sold by us at a purchase price of $0.001485 per share to the selling security holders in private placements conducted from June through August 2008 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. As of September 16, 2008, the Company sold 13,333,329 shares in the private placement and raised $19,800 in gross proceeds.

Our founders are also offering an aggregate of 7,200,000 shares of the Company’s common stock, par value $0.0001. An aggregate of 18,000,000 shares of common stock were sold at a purchase price of $0.001 per share to the founders in private transactions in June 2008. These transactions were conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

USE OF PROCEEDS

All selling stockholders are selling the shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.02 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. Except for the three founders, who purchased their shares of common stock from the Company at the purchase price of $.001 per share, all selling security holders purchased their shares of common stock from the Company at the purchase price of $0.001485 per share. The fixed price of $.02 has been determined as the selling price based upon the original purchase price paid by the selling shareholders plus an increase based on the fact the shares will be liquid and registered.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of September 16, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of

$0.001485 per share in a private placement made from June through August 2008, pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act. Three of our founders, Arye Dinkel, Shmuel Rotbard and Aharon Nahmani are offering an aggregate of 7,200,000 shares of common stock, of the total of 18,000,000 shares offered and sold to them at a purchase price of $0.001 per share, in June 2008, in private transactions conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of our predecessors or affiliates.

The percentages below are calculated based on 133,333,329 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)

Name of Selling Security Holders (1)
			# of Shares	% of Class

Arye Dinkel	6,000,000	2,400,000	3,600,000	2.7%
Shmuel Rotbard	6,000,000	2,400,000	3,600,000	2.7%
Aharon Nahmani	6,000,000	2,400,000	3,600,000	2.7%
Adler Ezra David	674,916	674,916	0	0
Azriel Avraham Elchanan	129,461	129,461	0	0
Badush David	264,141	264,141	0	0
Chazan Mordechay	809,596	809,596	0	0
Chazan Yaakov	129,461	129,461	0	0
Daniel Izack	607,576	607,576	0	0
Drayfus Avraham Yonatan	136,195	136,195	0	0
Druk Yaakov Dov	573,906	573,906	0	0
Efrati Yael	129,461	129,461	0	0
Fisher Shaul	607,576	607,576	0	0
Frank Tzvi Pesach	136,195	136,195	0	0
Garon Elazar Moshe	802,862	802,862	0	0
Irenshtein Shmuel Shraga	142,929	142,929	0	0
Kalfon Yoseph	540,236	540,236	0	0
Kohen Uzi Aziz	607,576	607,576	0	0
Kolar Efraim Tzvi	607,576	607,576	0	0
Kraus Shimon	82,323	82,323	0	0
Kraus Yaakov	129,461	129,461	0	0
Levin Chaim Yosef	142,929	142,929	0	0
Miller David	809,596	809,596	0	0
Myust Nehoray	142,929	142,929	0	0
Peretz Yaakov Israel	136,195	136,195	0	0
Raam Bonim Moshe	129,461	129,461	0	0
Ravitz Israel Meir	136,195	136,195	0	0
Rosenberg Uriel	142,929	142,929	0	0
Ruven Israel Meir	129,461	129,461	0	0
Sheinberger Avraham Tzvi	674,916	674,916	0	0
Shneider Shlomo Israek Yaakov	142,929	142,929	0	0
Shteiner Avraham Yishaayahoo	129,461	129,461	0	0
Shtenowitz Yaakov Israel	203,535	203,535	0	0
Shterenfeld Yoseph Shlomo	136,195	136,195	0	0
Shulman Arye	129,461	129,461	0	0
Shulman Chaim Imanuel Yaakov	647,980	647,980	0	0
Shulman Daniel Yehoshua	136,195	136,195	0	0
Telsnik Zelig Shalom	196,801	196,801	0	0
Veshler Pinhas Eliyahoo	371,886	371,886	0	0
Weinberg Avraham	142,929	142,929	0	0
Yagen Yaakov Avraham	270,875	270,875	0	0
Zamal Eliezer	594,108	594,108	0	0
Ztuker Yaakov Izack	674,916	674,916	0	0

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.02 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.02 has been determined as the selling price based upon the original purchase price paid by the selling shareholders plus an increase based on the fact the shares will be liquid and registered.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 common stock with par value of $0.0001, of which 133,333,329 shares are issued and outstanding as of September 16, 2008. Each holder of our shares of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Overview

eSimple, Inc. is a development stage Company which was incorporated on June 19, 2008 in the State of Nevada. We have not generated any revenues to date and our operations have been limited to organizational, start-up, and fund raising activities. We currently have no employees other than our sole officer, who is also our sole director.

The address of our principal executive office is 17 Hamizpe St. Shoham 60850, Israel. Our telephone number is 212-796-5809. We do not have a website at this time.

The Company

Our goal is to address the growing market for education and corporate training that is increasingly being done over the web. We are focused on developing a virtual e-learning platform for enterprises, government, education, and businesses worldwide. This platform will enable organizations to effectively manage their e-learning programs and provide the initial point of contact for users to access training courses, knowledge resources, and a range of support tools.

In addition to e-learning solutions for enterprises and organizations, we plan to offer e-learning applications aimed directly at the end user. These applications will be down-loaded from our website and aimed primarily at students of all ages. Our proposed courses will initially include mathematics and English. We plan to add additional courses over time, such as other foreign languages. These courses will enable the student to supplement class-learning and provide a “personal tutor” at an affordable price.

Our solution will be designed for use on any Internet platform or browser, and allow the users the flexibility of “anytime, any place, any pace” access to learning content and administration. Our platform would also be designed to support all the leading communication technologies currently in use by our potential customers. We have not commenced operations other than in connection with this offering. Our chief executive officer has had no formal business education and an extremely limited experience in the e-learning business.

We do not have sufficient capital to operate our business and will require additional funding to develop and sustain operations for the next 12 months. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Market Opportunity

The education and corporate training market is large. Although the significant majority of this market has historically been and continues to be delivered through traditional classroom instruction, e-learning solutions are offering another choice in which business enterprises improve the skills of their workforce. By providing real-time accessibility and user-focused specificity, e-learning enables the training and education process to be broadened from a distinct event, often off-site and limited in scope, to a process of continuous learning for employees.

Often companies combine e-learning resources with traditional classroom instruction and virtual classroom events. These blended learning programs meet the rising need for training in increasingly complex working environments, and when properly designed and deployed, blended solutions can effectively address the needs of business organizations seeking to provide cost effective, comprehensive, enterprise-wide learning solutions to their employees.

The US e-learning market is experiencing strong growth with new buyers adopting the products, new suppliers entering the market, and new variations of traditional products appearing to meet the needs of the new buyers.

According to Global Industry Analysts, an independent research company1[1], the US e-learning market is estimated $17.5 billion, and accounts for 60% of the global market. Europe is the second largest market with approximately 15% of the global market. E-learning usage in Asia is expected to reach a compound annual growth rate of 25% - 30% through 2010. Worldwide growth in the e-learning market is projected at 15% - 30%, according to the research company.

We believe the key drivers in the market for e-learning include:

•	The shift in the USA to a more service-based and knowledge-based economy, in which the skills of the workforce often represent the most important corporate assets;

•	The rapidly evolving business environment, which demands continual training and education of employees;

•	Increased realization of the many benefits of e-learning in terms of cost savings and employee productivity by reducing the need for costly group-training seminars.

•	The retirement of baby boom generation workers during the coming 10-to-15 years, will result in industries to seek technically skilled and educated workers to meet the

1[1]) http://www.strategyr.com/pressMCP-4107.asp

expected shortage of qualified and trained candidates to replace those retiring workers. This phenomenon is widely projected to create a major increase in demand for training in technical and business skills for younger people.

These young people increasingly live and thrive in the digital environment, including virtual and screen-to-screen relationships. For them, e-learning is a natural and expected part of learning, problem solving, networking and assessment.

•

With job descriptions and daily tasks evolving faster than schools can produce qualified job candidates, many employers rely on constant, on-the-job training to remain competitive. E-learning programs help companies push new skills and critical improvements to staff members at all levels more quickly and efficiently, without the time lag of classroom or retreat-based training.

We believe that e-learning solutions present a significant opportunity for government and business organizations to cost-effectively deliver training and performance support resources for their employees and improve the level of productivity of their workforce. In addition, e-learning provides benefits beyond other technology-based training methods that make it more flexible, effective and cost-efficient. For example, e-learning solutions provide more timely and simplified deployment, the flexibility of self-directed and personalized learning, improved ease of use and enhanced product/user support and administrative functionality. Furthermore, through the use of Web-based technologies, e-learning solutions provide access via computer to content any time, anywhere over the Internet and in the exact amount needed by each individual user.

Plan of Operation and Product Development

Our development plan:

Phase I – Over the next twelve months, we would seek to develop a beta version of our software for full testing and trial purposes before moving on to Phase II.

Phase II – After successful completion of the beta version, we would seek to develop a fully working commercial version designed to be a flexible, scalable platform that can be rapidly implemented to meet the e-learning needs of government, academic, and business enterprises.

Phase III – The next step will be marketing and full commercialization of our solution. Our goal is to position our company as a leading provider of e-learning platforms designed to offer cost-effectiveness, scalability, flexibility, and responsiveness. Our platforms will enable organizations to effectively deliver e-learning content to their users a one-to-one basis, as well as customize to fit a particular curriculum, user profile or learner preference.

We expect that research and development into new products will continue to be an important element in our company’s strategy, to meet the challenges of a competitive and fast changing market.

Marketing

We recognize that our current management do not have sufficient marketing experience to create and execute an effective marketing plan. Accordingly, it is our intention to recruit experienced personnel to specialize in this area. In particular, we will seek sales and marketing staff with experience in the corporate training industry.

Although the company generally hopes, once the Registration Statement is declared effective and its shares are quoted on the FINRA Bulletin Board, to raise additional funds, we have no specific plans, understandings or agreements with respect to such an offering, and may seek to raise the required capital by other means. No arrangements have been made with any third party with respect to such a private offering and we have given no contemplation with respect to the securities to be offered or any other issue with respect to any offering. Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

Competition

The market for online education and training products, services, and platforms is fragmented and highly competitive. We expect that competition in this market will remain intense in the future for the following reasons:

•	Existing players include well-know technology companies such as IBM, Cisco, SAP, Oracle, Adobe and Microsoft offering e-learning applications.

•	The expected growth of this market will attract new entrants offering proprietary applications

•	Growing number of free and open-source applications offered on the market.

Employees

We have commenced only limited operations. Therefore, we have no full-time employees. Our sole officer and director, Ronen Luzon provides services to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate offices at 17 Hamizpe St. Shoham 60850, Israel. Mr. Luzon provides such office to the Company at no charge. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property in insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no legal proceedings that have occurred within the past five years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of September 16, 2008, there were 133,333,329 common shares outstanding which were held by 44 stockholders of record.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of eSimple, Inc. And the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

eSimple, Inc. is focused on developing and marketing an e-learning virtual performance management platform solution for enterprises, government, education, and businesses worldwide. Our business model will be based on a Software as a Service (SaaS) application delivery model where the customer only pays for using our application, not for owning it. With adequate funding we feel that we are well positioned to execute our business plan.

Plan of Operation

Management believes that technological feasibility is not established until a beta version of a SaaS application is developed. Over the next twelve months, we will seek to develop a SaaS for full testing and trial purposes. We recognize that our current management does not have sufficient e-learning and technical business experience to create this application. Accordingly, it is our intention to seek out a consulting firm(s) and programmers that specializes in this arena. Additionally, we will utilize this time period to actively seek out qualified individuals who can assume key management positions to assist the Company in attaining its’ stated goals.

Liquidity and Capital Resources

Our balance sheet as of June 30, 2008 reflects that we have no cash assets. However, in August 2008, the company received $19,800 in proceeds from the issuance of 13,333,329 shares of its common stock, par value $0.0001 per share, which were offered and sold in private placement transactions for the purchase price of $0.001485 per share. The transactions were conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

Also, on September 8, 2008, the Company received $18,000 in satisfaction of subscriptions receivable for common stock from three founders.

Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

We do not have sufficient resources to effectuate our business. We expect to incur a minimum of $100,000 in expenses during the next twelve months of operations. We estimate that this will be comprised mostly of professional fees including; $60,000 towards the development of a beta version of a SaaS application, $20,000 towards marketing materials and website development. Additionally, $20,000 will be needed for general overhead expenses such as for reimbursed expenses, corporate legal and accounting fees, office overhead and general working capital. Accordingly, we will have to raise the funds to pay for these expenses. We might do so through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. We potentially will have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Proceeds from this offering will be used for to build a beta version of our proposed e-learning platform. If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

Going Concern Consideration

Our registered independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our registered independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Davis Accounting Group, P.C., an independent registered public accounting firm, is our auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of September 16, 2008:

Name	Age	Positions and Offices Held

Ronen Luzon	34	Chief Executive Officer, President, Treasurer and Secretary

Mr. Ronen Luzon has been our Chief Executive Officer, President, Treasurer, Secretary and director since our inception on June 19, 2008. Mr. Luzon is also the sole officer and sole director of RFI Technologies, Inc., a Nevada development corporation, which is focused on designing and selling passive radio frequency identification (RFID) products to enable greater effectiveness and security in supply chain and asset tracking operations. From 2005 to present, Mr. Luzon has been the chief executive officer and sole director of Malers Automation and Control Ltd., an Israeli systems company that develops, manufactures, sells and maintains automation and control systems for industrial applications. The Company produces turn-key systems that replace labor intensive, error prone and costly manual production and monitoring functions. From 1998 to 2005, Mr. Luzon worked with Eldat Communication, Ltd., an Israeli based company which provides advanced communication solutions to the retail industry. From 1998 to 2003, Mr. Luzon was employed as a customer support representative and pre-post sales manager, managing the company’s pre and post sales activities and from 2003 to 2005, Mr. Luzon served as the sales manager of the company. Mr. Luzon a B.Sc. degree in Business Information Systems and Information Technology from Middlesex University, London, UK.

Each director of the Company serves for a term of one year or until the successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors

Davis Accounting Group, P.C., an independent registered public accounting firm.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on June 19, 2008 we have issued 102,000,000 shares of our common stock to Ronen Luzon in consideration for services rendered to the Company, valued in the amount of $10,200. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on June 19, 2008, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on June 19, 2008, none of our directors or executive officers has held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Ronen Luzon	2008	0	0	10,200	(1)	0	0	0	10,200	10,200

(1)          On June 19, 2008, we issued 102,000,000 shares of our common stock to our sole officer/director Ronen Luzon in consideration for services rendered to the Company, valued in the amount of $10,200.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 16, 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 133,333,329 shares of our common stock issued and outstanding as of September 16, 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o eSimple, Inc., 17 Hamizpe St. Shoham 60850, Israel.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Ronen Luzon	102,000,000	76.5%

All directors and executive officers as a group (1 person)	102,000,000	76.5%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 19, 2008 by action taken by our board of directors, we issued 102,000,000 shares of our common stock to Ronen Luzon, our Chief Executive Officer, President, Treasurer, Secretary, and sole director. The shares were issued in consideration for services rendered valued in the amount of $10,200. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Luzon was our sole officer and sole director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On June 19, 2008 by action taken by our board of directors, we issued 6,000,000 shares of our common stock to Arye Dinkel, The shares were issued in consideration for the payment of $6,000. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Dinkel was one of our founders had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On June 19, 2008 by action taken by our board of directors, we issued 6,000,000 shares of our common stock to Shmuel Rotbard. The shares were issued in consideration for the payment of $6,000. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Rotbard was one of our founders had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On June 19, 2008 by action taken by our board of directors, we issued 6,000,000 shares of our common stock to Aharon Nahmani. The shares were issued in consideration for the payment of $6,000. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Nahmani was one of our founders and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting Fees and Expenses	$2,000

SEC registration fee	16.14

Legal fees and other expenses	15,000

Total	$17,016.14

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Davis Accounting Group, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

eSIMPLE, INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
JUNE 30, 2008

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of eSIMPLE, Inc.:

We have audited the accompanying balance sheet of eSIMPLE, Inc. (a Nevada corporation in the development stage) as of June 30, 2008, and the related statements of operations, stockholders’ (deficit), and cash flows for period ended June 30, 2008, and from inception (June 19, 2008) through June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eSIMPLE, Inc. as of June 30, 2008, and the results of its operations and its cash flows for the period ended June 30, 2008, and from inception (June 19, 2008) through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of June 30, 2008, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/S/ Davis Accounting Group P.C.

Cedar City, Utah,
September 8, 2008.

eSIMPLE, Inc.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF JUNE 30, 2008

2008

ASSETS
Current Assets:
Cash in bank	$—

Total current assets	—

Total Assets	$—

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

Current Liabilities:
Accounts payable - Trade	$1,154
Accrued liabilities	17,000

Total current liabilities	18,154

Total liabilities	18,154

Commitments and Contingencies

Stockholders’ (Deficit):
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 120,000,000 shares issued and outstanding	12,000
Additional paid-in capital	16,200
Common stock subscriptions receivable - 18,000,000 shares	(18,000)
(Deficit) accumulated during the development stage	(28,354)

Total stockholders’ (deficit)	(18,154)

Total Liabilities and Stockholders’ (Deficit)	$—

The accompanying notes to financial statements are
an integral part of this balance sheet.

eSIMPLE, Inc.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED JUNE 30, 2008, AND
CUMULATIVE FROM INCEPTION (JUNE 19, 2008)
THROUGH JUNE 30, 2008

	Period Ended June 30, 2008	Cumulative From Inception

Revenues	$—	$—

Expenses:
General and administrative-
Legal fees	16,154	16,154
Officer’s compensation paid by issued shares	10,200	10,200
Audit fees	2,000	2,000

Total general and administrative expenses	28,354	28,354

(Loss) from Operations	(28,354)	(28,354)

Other Income (Expense)	—	—

Provision for income taxes	—	—

Net (Loss)	$(28,354)	$(28,354)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	110,000,000

The accompanying notes to financial statements are
an integral part of these statements.

eSIMPLE, Inc.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ (DEFICIT) (NOTE 2)
FOR THE PERIOD FROM INCEPTION (JUNE 19, 2008)
THROUGH JUNE 30, 2008

			Additional Paid-in Capital	Less - Common Stock Subscriptions Receivable	(Deficit) Accumulated During the Development Stage	Totals

	Common stock

Description	Shares	Amount

Balance - June 19, 2008	—	$—	$—	$—	$—	$—
Common stock issued for officer’s compensation	102,000,000	10,200	—	—	—	10,200
Common stock issued for subscriptions receivable	18,000,000	1,800	16,200	(18,000)	—	—
Net (loss) for the period	—	—	—	—	(28,354)	(28,354)

Balance - June 30, 2008	120,000,000	$12,000	$16,200	$(18,000)	$(28,354)	$(18,154)

The accompanying notes to financial statements are
an integral part of this statement.

eSIMPLE, Inc.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED JUNE 30, 2008, AND
CUMULATIVE FROM INCEPTION (JUNE 19, 2008)
THROUGH JUNE 30, 2008

	Period Ended June 30, 2008	Cumulative From Inception

Operating Activities:
Net (loss)	$(28,354)	$(28,354)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Officer’s compenstation paid by issued shares	10,200	10,200
Changes in net liabilities-
Accounts payable - Trade	1,154	1,154
Accrued liabilities	17,000	17,000

Net Cash Provided by Operating Activities	—	—

Investing Activities:
Cash provided by investing activities	—	—

Net Cash Provided by Investing Activities	—	—

Financing Activities:
Cash provided by financing activities	—	—

Net Cash Provided by Financing Activities	—	—

Net Increase in Cash	—	—
Cash - Beginning of Period	—	—

Cash - End of Period	$—	$—

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—

Income taxes	$—	$—

Supplemental Information of Noncash Operating Activities:

On June 19, 2008, the Company issued 102,000,000 shares of common stock to its Director and sole officer for services rendered valued at $10,200.

The accompanying notes to financial statements are
an integral part of these statements.

eSIMPLE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

(1)	Summary of Significant Accounting Policies

     Basis of Presentation and Organization

eSIMPLE, Inc. (“eSIMPLE” or the “Company”) is a Nevada corporation in the development stage. The Company was incorporated under the laws of the State of Nevada on June 19, 2008. The business plan of eSIMPLE is to develop a virtual e-learning platform for enterprises, government agencies, educational centers, and businesses. The platform will be used by organizations to effectively manage their e-learning programs. The program will also become an initial point of contact for users to access training courses, knowledge resources, and support tools. The accompanying financial statements of eSIMPLE were prepared from the accounts of the Company under the accrual basis of accounting.

In addition, in August 2008, eSIMPLE commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $19,800 through the issuance 13,333,329 shares of its common stock, $0.0001 par value per share, at an offering price of $0.001485 per share. As of August 20, 2008, eSIMPLE had closed the PPO and received proceeds of $19,800. The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission to register 20,533,329 of its outstanding shares of common stock on behalf of selling stockholders (see Note 7). As of September 8, 2008, eSIMPLE was in the process of preparing the Registration Statement on Form S-1, and had not yet filed it with the SEC.

     Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

     Revenue Recognition

eSIMPLE is in the development stage and has yet to realize revenues from planned operations. It plans to realize revenues from the sale of the e-learning platforms. Revenues will be recognized for financial reporting purposes when the sale of platforms is complete, risk of loss and title to the platforms have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by the customer, the price for the platforms is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

     Impairment of Long-Lived Assets

eSIMPLE evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. eSIMPLE records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the period ended June 30, 2008, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

eSIMPLE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

     Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended June 30, 2008.

     Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

     Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

     Income Taxes

eSIMPLE accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. eSIMPLE establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

     Fair Value of Financial Instruments

eSIMPLE estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates

eSIMPLE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2008, the carrying value of financial instruments approximated fair value due to the short-term maturity of these instruments.

     Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2008, and revenues and expenses for the period ended June 30, 2008, and cumulative from inception. Actual results could differ from those estimates made by management.

     Fiscal Year End

eSIMPLE has adopted a fiscal year end of March 31.

(2)	Development Stage Activities and Going Concern

eSIMPLE is currently in the development stage, and its business plan is to develop a virtual e-learning platform for enterprises, governments, education centers, and businesses. The platform will be used by organizations to effectively manage their e-learning programs. The program will also become an initial point of contact for users to access training courses, knowledge resources, and support tools.

The initial activities of eSIMPLE through June 30, 2008, include organization and incorporation, target market identification, marketing plans, and other capital formation activities. During August 2008, eSIMPLE commenced a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $19,800 through the issuance 13,333,329 shares of its common stock, $0.0001 par value per share, at an offering price of $0.001485 per share. As of August 20, 2008, eSIMPLE had closed the PPO and received proceeds of $19,800. eSIMPLE also commenced an activity to submit a Registration Statement on Form S-1 to the SEC to register 20,533,329 shares of common stock on behalf of selling stockholders. As of September 8, 2008, eSIMPLE had not yet filed the Registration Statement with the SEC.

While the management of eSIMPLE believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that it will be able to raise additional equity capital, or be able to generate sufficient revenues to sustain its operations. eSIMPLE also intends to conduct additional capital formation activities through the issuance of its common stock to establish sufficient working capital and to commence operations.

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of eSIMPLE as a going concern. eSIMPLE has incurred an operating loss since inception and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the

eSIMPLE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)	Common Stock

On June 20, 2008, the Company issued to its Chief Executive Officer 102,000,000 shares of its common stock valued at par value for services rendered. This transaction was valued at $10,200.

On June 20, 2008, the Company issued 18,000,000 shares of its common stock at a price of $0.01 per share for subscriptions receivable of $18,000 to three of the founders of the Company. On September 8, 2008, the Company received $18,000 in satisfaction of the subscriptions receivable.

In August 2008, eSIMPLE commenced a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $19,800 through the issuance 13,333,329 shares of its common stock, $0.0001 par value per share, at an offering price of $0.001485 per share. As of August 20, 2008, eSIMPLE had agreements for 13,333,329 shares of common stock, raised a total of $19,800 in proceeds, and had closed the PPO.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the SEC to register 20,533,329 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of September 8, 2008, the Company continued with the preparation of its Registration Statement on Form S-1, and had not yet filed it with the SEC.

(4)	Income Taxes

The provision (benefit) for income taxes for the period ended June 30, 2008, was as follows (using a 15 percent effective Federal income tax rate):

2008

Current Tax Provision:
Federal -
Taxable income	$—

Total current tax provision	$—

Deferred Tax Provision:
Federal -
Loss carryforwards	$4,253
Change in valuation allowance	(4,253)

Total deferred tax provision	$—

eSIMPLE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

The Company had deferred income tax assets as of June 30, 2008, as follows:

2008

Loss carryforwards	$(4,253)
Less - Valuation allowance	4,253

Total net deferred tax assets	$—

As of June 30, 2008, eSIMPLE had net operating loss carryforwards for income tax reporting purposes of approximately $28,354 that may be offset against future taxable income. The net operating loss carryforwards expire in the year 2028. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited.

No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(5)	Related Party Transactions

As described in Note 3, the Company issued 102,000,000 shares of its common stock to its sole officer and Director for services rendered at par value. The transaction was valued at $10,200.

(6)	Recent Accounting Pronouncements

On March 19, 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Specifically, SFAS No. 161 requires:

•	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;

•	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;

•	Disclosure of information about credit-risk-related contingent features; and

•	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

On May 9, 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 is intended to improve financial reporting by

eSIMPLE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities.

Prior to the issuance of SFAS No. 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards (“SAS”) No. 69, “The Meaning of Present Fairly in Conformity with Generally Accept Accounting Principles.” SAS No. 69 has been criticized because it is directed to the auditor rather than the entity. SFAS No. 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not the auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)

FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)

AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)

Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature. It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”). SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in

eSIMPLE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”). SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163. Except for those disclosures, earlier application is not permitted. The management of eSIMPLE does not expect the adoption of this pronouncement to have material impact on its financial statements.

(7)	Subsequent Events

Subsequent to June 30, 2008, the company received $19,800 in proceeds from the issuance of 13,333,329 shares of its common stock, $0.0001 par value per share, from a PPO at an offering price of $0.001485 per share. As of August 20, 2008, eSIMPLE had agreements for 13,333,329 shares of common stock, raised a total of $19,800 in proceeds, and closed the PPO.

On September 8, 2008, the Company received $18,000 in satisfaction of subscriptions receivable for 18,000,000 shares of common stock (see Note 3).

PART II -NFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange
Commission registration fee	$16.14

Legal fees and miscellaneous expenses (*)	15,000

Accounting fees and expenses (*)	2,000

Total(*)	$17,016.14

          * Estimated

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of a subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On June 19, 2008 by action taken by our board of directors, we issued 102,000,000 shares of our common stock to Ronen Luzon, our Chief Executive Officer, President, Treasurer, Secretary, and sole director. The shares were issued in consideration for services rendered valued in the amount of $10,200. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Luzon was our sole officer and sole director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On June 19, 2008 by action taken by our board of directors, we issued 6,000,000 shares of our common stock to Arye Dinkel, The shares were issued in consideration for the payment of $6,000. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Dinkel was one of our founders had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On June 19, 2008 by action taken by our board of directors, we issued 6,000,000 shares of our common stock to Shmuel Rotbard. The shares were issued in consideration for the payment of $6,000. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Rotbard was one of our founders had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On June 19, 2008 by action taken by our board of directors, we issued 6,000,000 shares of our common stock to Aharon Nahmani. The shares were issued in consideration for the payment of $6,000. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Nahmani was one of our founders and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

From June through August_2008, we issued 13,333,329 shares of common stock to 40 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The consideration paid for such shares was $0.001485 per share, amounting in the aggregate to $19,800.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Certificate of Incorporation of Registrant

3.2	Bylaws of Registrant

4.1	Form of Stock Certificate

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered

10.1	Form of Regulation S Subscription Agreement

23.1	Consent of Davis Accounting Group P.C.

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shoham, Israel, on September 17, 2008.

ESIMPLE, INC.

By: /s/ Ronen Luzon

Name: Ronen Luzon
Title: Chief Executive Officer, President Treasurer and Secretary and Director (Principal Executive, Financial, and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

September 17, 2008	/s /Ronen Luzon	Ronen Luzon	Chief Executive Officer,
President, Treasurer and
Secretary and Director
(Principal Executive,
Financial and Accounting
Officer)